EXHIBIT 99.1

Contact:	Chaka Patterson	FOR IMMEDIATE RELEASE
Investor Relations
312-394-7234

Kathleen Cantillon
Corporate Communications
312-394-2794

Exelon Announces Third Quarter Results;

Increases Fourth Quarter Common Dividend by 5 Percent

CHICAGO (October 24, 2008) – Exelon Corporation’s (Exelon) third quarter 2008 consolidated earnings prepared in accordance with GAAP were $700 million, or $1.06 per diluted share, compared with earnings of $780 million, or $1.15 per share, in the third quarter of 2007.

Exelon’s adjusted (non-GAAP) operating earnings for the third quarter of 2008 were $706 million, or $1.07 per diluted share, compared with $823 million, or $1.21 per diluted share, for the same period in 2007.

“Our third quarter earnings reflected certain unusual events, including several related to the nation’s economic turmoil. The results also demonstrate, however, the underlying strength of the operating performance at Generation. We expect to be well within our original 2008 earnings guidance range, but due to the effects of these unfavorable items, such as weather and macro economic factors, we expect our full-year 2008 results to be near the bottom of the $4.15 to 4.30 per share range that we announced on September 4th,” said John W. Rowe, Exelon’s chairman and CEO. “We continue to be well positioned – our operations are stronger than ever and our financial fundamentals remain sound, with a strong balance sheet, positive cash flows and sufficient access to liquidity.”

The decreased level of third quarter 2008 earnings was primarily due to:

•	increased operating and maintenance expenses, including

-	increased expense for uncollectible accounts at Commonwealth Edison Company (ComEd) and PECO Energy Company (PECO) as well as the establishment of a reserve related to accounts receivable at Exelon Generation Company, LLC from Lehman Brothers Holdings Inc. (Lehman) due to its bankruptcy filing,

-	the impact of inflation on labor, contracting and materials as well as higher refueling outage costs due to a higher number of scheduled refueling outage days at Generation’s nuclear plants,

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-	discrete disallowances, net of allowed regulatory assets, mandated by the September 2008 Illinois Commerce Commission (ICC) order on ComEd’s 2007 distribution rate case;

•	the effect of unfavorable weather conditions compared with last year in the service territories of ComEd and PECO;

•	increased depreciation and amortization expense primarily related to the higher scheduled competitive transition charge (CTC) amortization at PECO; and

•	the impact of the reduction of a liability in 2007 associated with PECO’s property taxes.

The decreased level of third quarter 2008 earnings was partially offset by:

•	higher energy margins at Generation due to increased average realized market prices and increased nuclear output, partially offset by higher nuclear fuel costs;

•	increased transmission and distribution revenue at ComEd resulting from the 2007 transmission and distribution rate cases;

•	lower stock-based compensation costs; and

•	decreased income taxes.

Adjusted (non-GAAP) operating earnings for the third quarter of 2008 do not include the following (after-tax) items that were included in reported GAAP earnings:

•	Mark-to-market gains of $65 million, or $0.10 per diluted share, primarily from Generation’s economic hedging activities.

•	A charge of $26 million, or $0.04 per diluted share, for the costs associated with the 2007 Illinois electric rate settlement agreement.

•	Unrealized losses of $60 million, or $0.09 per diluted share, related to nuclear decommissioning trust fund investments primarily related to the AmerGen Energy Company, LLC (AmerGen) nuclear plants.

•	Income of $15 million, or $0.02 per diluted share, resulting from decreases in decommissioning obligations primarily related to the AmerGen nuclear plants.

Adjusted (non-GAAP) operating earnings for the third quarter of 2007 did not include the following (after-tax) items that were included in reported GAAP earnings:

•	A charge of $80 million, or $0.12 per diluted share, for the costs associated with the 2007 Illinois electric rate settlement, including ComEd’s previously announced customer rate relief programs.

•	Income of $18 million, or $0.03 per diluted share, resulting from decreases in decommissioning obligations primarily related to the AmerGen nuclear plants.

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Earnings of $17 million, or $0.03 per diluted share, associated with investments in synthetic fuel-producing facilities, including the impact of mark-to-market losses associated with the related derivatives.

2008 Earnings Outlook

Exelon expects its full-year adjusted (non-GAAP) operating earnings for 2008 to be near the bottom of its guidance range of $4.15 to $4.30 per share. The following table indicates estimated ranges by operating company contribution to 2008 adjusted (non-GAAP) operating earnings per Exelon share, excluding Exelon holding company.

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Generation:	$3.45 to $3.55
ComEd:	$0.30 to $0.35
PECO:	$0.45 to $0.50

The outlook for 2008 adjusted (non-GAAP) operating earnings for Exelon and its subsidiaries excludes the following items:

•	mark-to-market adjustments from economic hedging activities

•	unrealized gains and losses from nuclear decommissioning trust fund investments primarily related to the AmerGen nuclear plants

•	significant impairments of assets, including goodwill

•	changes in decommissioning obligation estimates

•	costs associated with the 2007 Illinois electric rate settlement agreement, including ComEd’s previously announced customer rate relief programs

•	costs associated with ComEd’s settlement with the City of Chicago

•	certain costs associated with the proposed offer to acquire NRG Energy Inc. (NRG)

•	other unusual items

•	significant future changes to GAAP

Giving consideration to these factors, Exelon estimates GAAP earnings in 2008 will likely be in the range of $3.90 to $4.30 per share, excluding any costs associated with the proposed offer to acquire NRG. Both Exelon’s operating earnings and GAAP earnings guidance are based on the assumption of normal weather for the remainder of the year.

Third Quarter and Recent Highlights

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Offer to Acquire NRG: On October 19, 2008, Exelon announced its proposal to acquire Princeton, N.J.-based NRG Energy Inc. Exelon has offered to acquire all of the outstanding NRG common stock in an all-stock transaction with a fixed exchange ratio of 0.485 Exelon share for each NRG share, which represents a value of $26.43 for each NRG common share based on Exelon’s closing price on October 17 prior to announcement of the proposal. This represents a total equity value of approximately $6.2 billion for NRG based on Exelon’s closing price on October 17. The proposed combination offers increased scale, geographic diversity, and financial stability. Based on Exelon’s analysis, using publicly available information and subject to purchase accounting and other adjustments that may result from due diligence investigation, Exelon expects this transaction to be accretive to earnings in the first full calendar year of operations and to increase free cash flows. The combined company scale would make large, single asset projects more feasible, and would provide significant opportunities for organic growth.

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Exelon Value Return – Dividend Increase and Share Repurchase: Exelon’s board of directors declared a regular fourth-quarter 2008 dividend of $0.525 per share on Exelon’s common stock, a 5 percent increase over the dividend for the third quarter of 2008. The fourth-quarter dividend is payable on December 10, 2008, to Exelon shareholders of record at 5:00 p.m. New York Time on November 14, 2008.

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Also as part of its value return policy, Exelon uses share repurchases from time to time to return cash or balance sheet capacity to Exelon shareholders after funding maintenance capital and other commitments and in the absence of higher value-added growth opportunities. On September 2, 2008, Exelon’s board of directors approved a share repurchase program for up to $1.5 billion of Exelon’s outstanding common stock. Exelon has now determined to defer indefinitely any share repurchases. This decision was made in light of a variety of factors, including: developments in recent weeks affecting the world economy and commodity markets, including those for electricity and gas; the continued uncertainty in capital and credit markets and the potential impact of those events on Exelon’s future cash needs.

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Liquidity Position: Year to date, ComEd and PECO have issued $1.3 billion and $950 million of bonds, respectively, primarily to refinance or repay outstanding debt and for other general corporate purposes. Exelon and its operating companies have completed their financing plans for 2008. Excluding securitized transition debt, which is guaranteed to be repaid through customer-collected revenues, Exelon and its subsidiaries have a total of only $29 million of long-term debt, including capital lease obligations, maturing from September 30, 2008 through December 31, 2009.

As of October 20, 2008, Exelon had $7.3 billion of aggregate bank commitments with a diverse group of 24 banks, excluding commitments previously made by Lehman Brothers Bank. No single bank has more than 10 percent of the aggregate outstanding commitments at Exelon, and these commitments extend largely through 2012. As of October 20, 2008, Exelon had utilized only approximately $500 million of its capacity under its facilities, leaving $6.8 billion of the total $7.3 billion of capacity available to Exelon. In addition, Exelon had a total of $35 million of commercial paper outstanding.

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Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station operated by PSEG Nuclear LLC, produced 36,451 GWhs in the third quarter of 2008, compared with 36,356 GWhs in the third quarter of 2007. The Exelon-operated nuclear plants achieved a 97.2 percent capacity factor for the third quarter of 2008 compared with 97.0 percent for the third quarter of 2007. The increased total nuclear output was driven by a lower number of non-refueling outage days at the Exelon-operated plants, 8 days in the third quarter of 2008 versus 13 days in the third quarter of 2007, as well as higher capacity factors at several of the nuclear plants offsetting the higher number of scheduled refueling outage days. The Exelon-operated nuclear plants began one scheduled refueling outage in the third quarter of 2008 (17 days), compared with beginning two scheduled refueling outages late in the third quarter of 2007 (9 days).

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Fossil and Hydro Operations: Generation’s fossil fleet commercial availability was 95.1 percent in the third quarter of 2008, compared with 91.6 percent in the third quarter of 2007, primarily because the fossil fleet operated at distinguished availability levels for the months of August and September. The equivalent availability factor for the hydro facilities was 90.9 percent in the third quarter of 2008, compared with 90.2 percent in the third quarter of 2007.

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Potential New Nuclear Project: On September 2, 2008, Generation submitted a Combined Construction and Operating License (COL) application to the U.S. Nuclear Regulatory Commission (NRC) seeking authorization to build and operate a new dual-unit nuclear generating facility in Victoria County, Texas, should the company decide to build it. The NRC’s

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evaluation of the application is estimated to take 3 to 4 years and involves a technical review and public hearing. A decision on the license is not expected before 2012. In addition, Generation submitted its application to the U.S. Department of Energy for a federal loan guarantee for the project, under the provisions of the Energy Policy Act of 2005.

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ComEd Distribution Rate Case: On September 10, 2008, the ICC approved an approximately $274 million increase in ComEd’s distribution revenue requirement, as compared with the company’s original request on October 17, 2007 for an approximately $360 million increase. ComEd’s request for the rate increase reflected its higher operating costs and continued substantial investment in its delivery system. The ICC rate order included a 10.30 percent return on equity and a 45.04 percent equity ratio in the capital structure. ComEd believes the order represents a foundation that provides the company with an option to pursue a future test year in its next rate case.

The ICC order required ComEd to expense $37 million (pre-tax) for the disallowance of certain plant costs, partially offset by a benefit associated with recovery of certain previously incurred costs amounting to $13 million (pre-tax). A net decrease in operating income of $24 million (pre-tax) was recorded in the third quarter of 2008.

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Pennsylvania Energy Legislation: On October 8, 2008, the Pennsylvania General Assembly passed House Bill No. 2200 (HB 2200), which became law on October 15 after being signed by the Governor of Pennsylvania. HB 2200 will further enhance Pennsylvania’s energy independence, enable programs to help consumers manage their energy use and smooth the transition to market-based rates for electric customers as rate caps expire. HB 2200 addresses the manner in which utilities purchase power through competitive, market-based procurement and requires certain demand-side management and energy-efficiency programs, including smart meters. PECO supports these initiatives, which provide a framework for the company to build its programs.

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PECO Energy Plan Filing: On September 10, 2008, PECO filed its comprehensive Default Service Program and Rate Mitigation Plan with the PAPUC seeking approval to provide default electric service following the expiration of rate caps on December 31, 2010. The filing included: (1) PECO’s Default Service Program with competitive, full-requirements energy-supply procurement; (2) a voluntary Early Phase-In Plan allowing customers to pre-pay, with interest, expected post-electric generation rate cap increases; (3) a voluntary deferral phase-in plan allowing customers to phase-in rate increases post rate-cap expiration; and (4) an Energy Efficiency Package with energy-efficiency and demand-response programs to help PECO’s customers transition from capped electric generation rates to market-priced generation. The PAPUC will conduct a formal proceeding to give all interested parties the opportunity to examine aspects of the plan and make independent recommendations. The process is expected to take nine months. No legislation associated with the mitigation of potential impacts of electricity price increases was passed as of the conclusion of the Fall legislative session of the Pennsylvania Senate on October 8, 2008. Additionally, as a result of HB 2200, PECO will likely need to amend this filing.

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PECO Gas Distribution Rate Case: On March 31, 2008, PECO filed a petition before the PAPUC for a $98 million increase to its delivery service revenue to fund critical infrastructure improvement projects for its natural gas delivery system. On August 21, 2008, PECO filed a

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joint settlement petition with the PAPUC, signaling that it had reached an agreement with the opposing parties regarding the requested distribution rate increase. The settlement petition provides for a revenue increase of $77 million. As part of the settlement, PECO would enhance its low-income programs as well as provide funding for new energy efficiency programs. On September 18, 2008, an administrative law judge (ALJ) recommended that the settlement be approved. On October 23, 2008, the PAPUC issued its final order approving the joint settlement. The approved rate adjustment will be effective beginning January 1, 2009.

•	Financing Activities: On October 2, 2008, PECO issued $300 million of 5.60 percent First Mortgage Bonds due 2013. The net proceeds of the bonds were used to refinance short-term debt.

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Credit Rating Actions: On October 21, 2008, Standard & Poor’s Ratings Services (S&P) lowered its corporate credit rating on Exelon Corp., Generation and PECO to “BBB” from “BBB+”. S&P lowered the senior unsecured ratings of Exelon Corp. to “BBB-” from “BBB” and of Generation to “BBB” from “BBB+”. The senior secured rating of PECO was lowered to “A-” from “A”. In addition, the ratings of Exelon Corp. and all of its subsidiaries, including ComEd, were placed on CreditWatch with negative implications. S&P indicated concerns about Exelon’s potential credit position related to the proposed offer to acquire NRG. The short-term commercial paper ratings of Exelon Corp. and all of its subsidiaries were affirmed by S&P.

Exelon is committed that its proposed transaction with NRG will not cause Exelon or its subsidiaries to go below investment grade for senior unsecured debt. The offer for NRG is the culmination of a long-term strategic review process by Exelon, and Exelon believes the combination will create superior long-term value for its stakeholders.

Exelon is fully committed to utilize excess cash flow to reduce debt following the closing of the proposed NRG transaction and return to the ratings in effect prior to the S&P downgrade on October 21. Exelon will continue to work closely with S&P and the other rating agencies to make sure they understand Exelon’s plan for paying down the debt Exelon will take onto its balance sheet at completion of the proposed acquisition of NRG, including the pay-down schedule, expected synergies, and overall plan to integrate and manage NRG’s assets.

On September 11, 2008, S&P upgraded ComEd’s corporate credit rating to “BBB-” from “BB”, its senior secured rating to “BBB+” from “BBB” and its commercial paper rating to “A-3” from “B”. ComEd’s senior unsecured rating of “BBB-” remains unchanged. According to an S&P research report, “The rating action is based on Standard & Poor’s opinion that the Illinois regulatory and political environments have returned to a credit supportive level.”

On October 3, 2008, Moody’s Investors Service (Moody’s) upgraded the long-term unsecured rating of ComEd to “Baa3” from “Ba1” and the commercial paper rating to “Prime-3” from “Not Prime”. ComEd’s senior secured rating of “Baa2” remains unchanged, and ComEd’s rating outlook is stable. A Moody’s press release indicated that “the upgrade largely reflects our assessment of the distribution rate case decision” and “also factors in the improved financial flexibility that exists at ComEd as the first mortgage collateral, which had previously secured the company’s $1 billion revolving credit facility was released and replaced by a similar sized unsecured revolving credit facility.”

OPERATING COMPANY RESULTS

Exelon Generation consists of owned and contracted electric generating facilities, wholesale energy marketing operations and competitive retail sales operations.

Third quarter 2008 net income was $635 million compared with $548 million in the third quarter of 2007. Third quarter 2008 net income included (all after tax) mark-to-market gains of $96 million from economic hedging activities before the elimination of intercompany transactions, a charge of $25 million for the costs associated with the 2007 Illinois electric rate settlement, unrealized losses of $60 million related to nuclear decommissioning trust fund investments primarily related to the AmerGen nuclear plants, and income of $15 million resulting from decreases in decommissioning obligations primarily related to the

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AmerGen nuclear plants. Third quarter 2007 net income included (all after tax) a charge of $77 million for the costs associated with the 2007 Illinois electric rate settlement, income of $18 million resulting from decreases in decommissioning obligations primarily related to the AmerGen nuclear plants and a charge of $1 million for the settlement of a tax matter related to Sithe, which is reflected as discontinued operations. Excluding the impact of these items, Generation’s net income in the third quarter of 2008 increased $1 million compared with the same quarter last year, primarily due to:

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higher revenue, net of purchased power and fuel expense, which reflected higher energy margins due to increased average realized market prices and increased nuclear output, partially offset by higher nuclear fuel costs.

The quarter-over-quarter increase in net income was partially offset by:

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higher operating and maintenance expenses associated with inflationary and other cost pressures, including increased labor costs, higher refueling outage costs associated with a higher number of scheduled nuclear refueling outage days, and continuing work on the license application submittal for a possible new nuclear plant in Texas; and

•	the establishment of a reserve for Generation’s accounts receivable from Lehman.

Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $36.54 per MWh in the third quarter of 2008 compared with $32.60 per MWh in the third quarter of 2007.

ComEd consists of the electricity transmission and distribution operations in northern Illinois.

ComEd recorded net income of $33 million in the third quarter of 2008, compared with net income of $65 million in the third quarter of 2007. Third quarter 2008 net income included an after-tax charge of $1 million for the costs associated with the 2007 Illinois electric rate settlement. Third quarter 2007 net income included a charge of $3 million (after tax) for the costs associated with the 2007 Illinois electric rate settlement, and mark-to-market gains of $1 million (after tax). Excluding the impact of these items, ComEd’s net income in the third quarter of 2008 decreased $33 million from the same quarter last year primarily due to:

•	the impact of unfavorable weather as compared with last year; and

•	higher operating and maintenance expenses, including

-	discrete disallowances, net of allowed regulatory assets, mandated by the September 2008 ICC order on ComEd’s 2007 distribution rate case,

-	increased expense for uncollectible accounts, and

-	increased costs related to labor and contracting.

Partially offsetting items included:

•	increased transmission revenue as a result of the 2007 transmission rate case (effective May 2007), with an annual adjustment that became effective in June 2008;

•	increased distribution revenue due to the ICC final order in the 2007 distribution rate case, which became effective in September 2008; and

•	decreased storm costs in the ComEd service territory.

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In the ComEd service territory in the third quarter of 2008, cooling degree-days were down 16 percent relative to the same period in 2007 but were close to normal. ComEd’s total retail kWh deliveries decreased by 4.2 percent in 2008 as compared with 2007, with a 9.8 percent decrease in deliveries to the residential customer class, largely due to unfavorable weather. For ComEd, weather had an unfavorable after-tax impact of $17 million on third quarter 2008 earnings relative to 2007 and an unfavorable after-tax impact of $7 million relative to normal weather that was incorporated in earnings guidance. ComEd’s third quarter 2008 revenues of $1,729 million declined slightly from $1,758 million in 2007.

The number of customers being served in the ComEd region increased by 0.3 percent over the third quarter of 2007. Weather-normalized retail kWh deliveries decreased by 0.2 percent from the third quarter of 2007, primarily reflecting a decline in usage per customer.

PECO consists of the electricity transmission and distribution operations and the retail natural gas distribution business in southeastern Pennsylvania.

PECO’s net income in the third quarter of 2008 was $90 million, a decrease from $168 million in the third quarter of 2007. This decline was primarily due to:

•	increased expense for uncollectible accounts;

•	the impact of unfavorable weather as compared with last year;

•	the impact of the reduction of a liability in 2007 associated with PECO’s property taxes; and

•	higher CTC amortization, which was in accordance with PECO’s 1998 restructuring settlement with the PAPUC. As expected, the increase in amortization expense exceeded the increase in CTC revenues.

Partially offsetting items included:

•	lower income tax expense.

In the PECO service territory in the third quarter of 2008, cooling degree-days were down 6 percent from 2007 but were close to normal. Retail gas deliveries were down 1 percent from the 2007 period. Third quarter 2008 revenues were $1,441 million, down slightly from $1,459 million in 2007, primarily due to a 1.7% decrease in total retail kWh deliveries driven by the effects of unfavorable weather compared with 2007 and a reduction in PECO’s distribution rates made to refund a 2007 Pennsylvania Public Utility Realty Tax Act tax settlement to customers. For PECO, weather had an unfavorable after-tax impact of $14 million on third quarter 2008 earnings relative to 2007 and an unfavorable after-tax impact of $9 million relative to normal weather that was incorporated in earnings guidance.

The number of electric customers being served in the PECO region increased by 0.9 percent over the third quarter of 2007. Weather-normalized retail kWh deliveries increased by 0.8 percent from the third quarter of 2007, primarily reflecting an increase in residential volume sales.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from nuclear decommissioning trust fund investments, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s

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performance and manage its operations. Reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional earnings release attachments, which include the reconciliation on page 7, are posted on Exelon’s Web site: www.exeloncorp.com and have been filed with the Securities and Exchange Commission on Form 8-K on October 24, 2008.

Conference call information: Exelon has scheduled a conference call for 11 AM ET (10 AM CT) on October 24, 2008. The call-in number in the U.S. and Canada is 800-690-3108, and the international call-in number is 973-935-8753. If requested, the conference ID number is 67688760. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s Web site: www.exeloncorp.com. (Please select the Investor Relations page.)

Telephone replays will be available until November 7. The U.S. and Canada call-in number for replays is 800-642-1687, and the international call-in number is 706-645-9291. The conference ID number is 67688760.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2007 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 19; (2) Exelon’s Third Quarter 2008 Quarterly Report on Form 10-Q (to be filed on October 24, 2008) in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 12; and (3) other factors discussed in filings with the Securities and Exchange Commission by Exelon, Generation, ComEd, and PECO (Companies). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this presentation. None of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this news release.

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Exelon Corporation is one of the nation’s largest electric utilities with approximately 5.4 million customers and $19 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.4 million customers in Illinois and Pennsylvania and natural gas to more than 480,000 customers in southeastern Pennsylvania. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

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EXELON CORPORATION

Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations - Three Months Ended September 30, 2008 and 2007	1

Consolidating Statements of Operations - Nine Months Ended September 30, 2008 and 2007	2

Business Segment Comparative Statements of Operations - Generation and ComEd - Three and Nine Months Ended September 30, 2008 and 2007	3

Business Segment Comparative Statements of Operations - PECO and Other - Three and Nine Months Ended September 30, 2008 and 2007	4

Consolidated Balance Sheets - September 30, 2008 and December 31, 2007	5

Consolidated Statements of Cash Flows - Nine Months Ended September 30, 2008 and 2007	6

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Three Months Ended September 30, 2008 and 2007	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Nine Months Ended September 30, 2008 and 2007	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Three Months Ended September 30, 2008 and 2007	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Nine Months Ended September 30, 2008 and 2007	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Generation - Three and Nine Months Ended September 30, 2008 and 2007	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - ComEd - Three and Nine Months Ended September 30, 2008 and 2007	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - PECO - Three and Nine Months Ended September 30, 2008 and 2007	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Other - Three and Nine Months Ended September 30, 2008 and 2007	14

Exelon Generation Statistics - Three Months Ended September 30, 2008, June 30, 2008, March 31, 2008, December 31, 2007 and September 30, 2007	15

Exelon Generation Statistics - Nine Months Ended September 30, 2008 and 2007	16

ComEd Statistics - Three and Nine Months Ended September 30, 2008 and 2007	17

PECO Statistics - Three and Nine Months Ended September 30, 2008 and 2007	18

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended September 30, 2008
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$3,073	$1,729	$1,441	$(1,015)	$5,228

Operating expenses
Purchased power	528	1,068	693	(962)	1,327
Fuel	669	—	50	(1)	718
Operating and maintenance	625	317	192	(13)	1,121
Depreciation and amortization	58	119	243	11	431
Taxes other than income	53	87	73	5	218

Total operating expenses	1,933	1,591	1,251	(960)	3,815

Operating income (loss)	1,140	138	190	(55)	1,413

Other income and deductions
Interest expense, net	(34)	(87)	(55)	(27)	(203)
Equity in losses of unconsolidated affiliates and investments	—	(2)	(4)	—	(6)
Other, net	(164)	3	2	1	(158)

Total other income and deductions	(198)	(86)	(57)	(26)	(367)

Income (loss) from continuing operations before income taxes	942	52	133	(81)	1,046

Income taxes	307	19	43	(23)	346

Income (loss) from continuing operations	635	33	90	(58)	700

Net income (loss)	$635	$33	$90	$(58)	$700

	Three Months Ended September 30, 2007
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$2,837	$1,758	$1,459	$(1,022)	$5,032

Operating expenses
Purchased power	808	1,100	683	(1,023)	1,568
Fuel	467	—	37	(1)	503
Operating and maintenance	544	268	152	30	994
Depreciation and amortization	66	110	221	11	408
Taxes other than income	47	87	70	4	208

Total operating expenses	1,932	1,565	1,163	(979)	3,681

Operating income (loss)	905	193	296	(43)	1,351

Other income and deductions
Interest expense, net	(35)	(90)	(61)	(25)	(211)
Equity in losses of unconsolidated affiliates and investments	—	(2)	(1)	(17)	(20)
Other, net	15	4	25	74	118

Total other income and deductions	(20)	(88)	(37)	32	(113)

Income (loss) from continuing operations before income taxes	885	105	259	(11)	1,238

Income taxes	336	40	91	(8)	459

Income (loss) from continuing operations	549	65	168	(3)	779

Income (loss) from discontinued operations	(1)	—	—	2	1

Net income (loss)	$548	$65	$168	$(1)	$780

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Nine Months Ended September 30, 2008
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$8,311	$4,594	$4,195	$(2,734)	$14,366

Operating expenses
Purchased power	1,704	2,729	1,859	(2,727)	3,565
Fuel	1,211	—	397	—	1,608
Operating and maintenance	2,023	845	557	(25)	3,400
Depreciation and amortization	202	343	653	32	1,230
Taxes other than income	153	227	203	14	597

Total operating expenses	5,293	4,144	3,669	(2,706)	10,400

Operating income (loss)	3,018	450	526	(28)	3,966

Other income and deductions
Interest expense, net	(108)	(279)	(171)	(80)	(638)
Equity in losses of unconsolidated affiliates and investments	(1)	(7)	(11)	—	(19)
Other, net	(292)	12	13	11	(256)

Total other income and deductions	(401)	(274)	(169)	(69)	(913)

Income (loss) from continuing operations before income taxes	2,617	176	357	(97)	3,053

Income taxes	891	66	111	(46)	1,022

Income (loss) from continuing operations	1,726	110	246	(51)	2,031

Loss from discontinued operations	(1)	—	—	—	(1)

Net income (loss)	$1,725	$110	$246	$(51)	$2,030

	Nine Months Ended September 30, 2007
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$8,181	$4,668	$4,228	$(2,715)	$14,362

Operating expenses
Purchased power	1,939	2,906	1,796	(2,710)	3,931
Fuel	1,374	—	422	(1)	1,795
Operating and maintenance	1,801	778	446	89	3,114
Depreciation and amortization	199	327	591	29	1,146
Taxes other than income	135	243	212	13	603

Total operating expenses	5,448	4,254	3,467	(2,580)	10,589

Operating income (loss)	2,733	414	761	(135)	3,773

Other income and deductions
Interest expense, net	(100)	(259)	(188)	(91)	(638)
Equity in earnings (losses) of unconsolidated affiliates and investments	2	(6)	(5)	(80)	(89)
Other, net	68	10	36	110	224

Total other income and deductions	(30)	(255)	(157)	(61)	(503)

Income (loss) from continuing operations before income taxes	2,703	159	604	(196)	3,270

Income taxes	1,021	61	212	(187)	1,107

Income (loss) from continuing operations	1,682	98	392	(9)	2,163

Income from discontinued operations	4	—	—	6	10

Net income (loss)	$1,686	$98	$392	$(3)	$2,173

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation

	Three Months Ended September 30,			Nine Months Ended September 30,
	2008	2007	Variance	2008	2007	Variance
Operating revenues	$3,073	$2,837	$236	$8,311	$8,181	$130

Operating expenses
Purchased power	528	808	(280)	1,704	1,939	(235)
Fuel	669	467	202	1,211	1,374	(163)
Operating and maintenance	625	544	81	2,023	1,801	222
Depreciation and amortization	58	66	(8)	202	199	3
Taxes other than income	53	47	6	153	135	18

Total operating expenses	1,933	1,932	1	5,293	5,448	(155)

Operating income	1,140	905	235	3,018	2,733	285

Other income and deductions
Interest expense, net	(34)	(35)	1	(108)	(100)	(8)
Equity in earnings (losses) of investments	—	—	—	(1)	2	(3)
Other, net	(164)	15	(179)	(292)	68	(360)

Total other income and deductions	(198)	(20)	(178)	(401)	(30)	(371)

Income from continuing operations before income taxes	942	885	57	2,617	2,703	(86)

Income taxes	307	336	(29)	891	1,021	(130)

Income from continuing operations	635	549	86	1,726	1,682	44

Income (loss) from discontinued operations	—	(1)	1	(1)	4	(5)

Net income	$635	$548	$87	$1,725	$1,686	$39

	ComEd

	Three Months Ended September 30,			Nine Months Ended September 30,
	2008	2007	Variance	2008	2007	Variance
Operating revenues	$1,729	$1,758	$(29)	$4,594	$4,668	$(74)

Operating expenses
Purchased power	1,068	1,100	(32)	2,729	2,906	(177)
Operating and maintenance	317	268	49	845	778	67
Depreciation and amortization	119	110	9	343	327	16
Taxes other than income	87	87	—	227	243	(16)

Total operating expenses	1,591	1,565	26	4,144	4,254	(110)

Operating income	138	193	(55)	450	414	36

Other income and deductions
Interest expense, net	(87)	(90)	3	(279)	(259)	(20)
Equity in losses of unconsolidated affiliates	(2)	(2)	—	(7)	(6)	(1)
Other, net	3	4	(1)	12	10	2

Total other income and deductions	(86)	(88)	2	(274)	(255)	(19)

Income before income taxes	52	105	(53)	176	159	17

Income taxes	19	40	(21)	66	61	5

Net income	$33	$65	$(32)	$110	$98	$12

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO

	Three Months Ended September 30,			Nine Months Ended September 30,
	2008	2007	Variance	2008	2007	Variance
Operating revenues	$1,441	$1,459	$(18)	$4,195	$4,228	$(33)

Operating expenses
Purchased power	693	683	10	1,859	1,796	63
Fuel	50	37	13	397	422	(25)
Operating and maintenance	192	152	40	557	446	111
Depreciation and amortization	243	221	22	653	591	62
Taxes other than income	73	70	3	203	212	(9)

Total operating expenses	1,251	1,163	88	3,669	3,467	202

Operating income	190	296	(106)	526	761	(235)

Other income and deductions
Interest expense, net	(55)	(61)	6	(171)	(188)	17
Equity in losses of unconsolidated affiliates	(4)	(1)	(3)	(11)	(5)	(6)
Other, net	2	25	(23)	13	36	(23)

Total other income and deductions	(57)	(37)	(20)	(169)	(157)	(12)

Income before income taxes	133	259	(126)	357	604	(247)

Income taxes	43	91	(48)	111	212	(101)

Net income	$90	$168	$(78)	$246	$392	$(146)

	Other (a)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2008	2007	Variance	2008	2007	Variance
Operating revenues	$(1,015)	$(1,022)	$7	$(2,734)	$(2,715)	$(19)

Operating expenses
Purchased power	(962)	(1,023)	61	(2,727)	(2,710)	(17)
Fuel	(1)	(1)	—	—	(1)	1
Operating and maintenance	(13)	30	(43)	(25)	89	(114)
Depreciation and amortization	11	11	—	32	29	3
Taxes other than income	5	4	1	14	13	1

Total operating expenses	(960)	(979)	19	(2,706)	(2,580)	(126)

Operating loss	(55)	(43)	(12)	(28)	(135)	107

Other income and deductions
Interest expense, net	(27)	(25)	(2)	(80)	(91)	11
Equity in losses of unconsolidated affiliates and investments	—	(17)	17	—	(80)	80
Other, net	1	74	(73)	11	110	(99)

Total other income and deductions	(26)	32	(58)	(69)	(61)	(8)

Loss from continuing operations before income taxes	(81)	(11)	(70)	(97)	(196)	99

Income taxes	(23)	(8)	(15)	(46)	(187)	141

Loss from continuing operations	(58)	(3)	(55)	(51)	(9)	(42)

Income from discontinued operations	—	2	(2)	—	6	(6)

Net loss	$(58)	$(1)	$(57)	$(51)	$(3)	$(48)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities, including investments in synthetic fuel-producing facilities.

EXELON CORPORATION

Consolidated Balance Sheets

(unaudited)

(in millions)

	September 30, 2008	December 31, 2007
Current assets
Cash and cash equivalents	$182	$311
Restricted cash and investments	76	118
Accounts receivable, net
Customer	1,789	2,041
Other	428	611
Mark-to-market derivative assets	391	247
Inventories, net
Fossil fuel	350	252
Materials and supplies	516	471
Deferred income taxes	104	102
Other	535	427

Total current assets	4,371	4,580

Property, plant and equipment, net	25,336	24,153

Deferred debits and other assets
Regulatory assets	4,580	5,133
Nuclear decommissioning trust funds	5,988	6,823
Investments	709	731
Goodwill	2,625	2,625
Mark-to-market derivative assets	280	55
Other	1,325	1,261

Total deferred debits and other assets	15,507	16,628

Total assets	$45,214	$45,361

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$185	$616
Long-term debt due within one year	29	605
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust due within one year	495	501
Accounts payable	1,278	1,450
Mark-to-market derivative liabilities	192	234
Accrued expenses	1,476	1,240
Other	632	983

Total current liabilities	4,287	5,629

Long-term debt	11,085	9,915
Long-term debt to PECO Energy Transition Trust	805	1,505
Long-term debt to other financing trusts	391	545

Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	5,474	5,081
Asset retirement obligations	3,680	3,812
Pension obligations	654	777
Non-pension postretirement benefits obligations	1,818	1,717
Spent nuclear fuel obligation	1,012	997
Regulatory liabilities	2,828	3,301
Mark-to-market derivative liabilities	48	298
Other	1,458	1,560

Total deferred credits and other liabilities	16,972	17,543

Total liabilities	33,540	35,137

Preferred securities of subsidiary	87	87

Shareholders’ equity
Common stock	8,791	8,579
Treasury stock, at cost	(2,338)	(1,838)
Retained earnings	6,459	4,930
Accumulated other comprehensive loss, net	(1,325)	(1,534)

Total shareholders’ equity	11,587	10,137

Total liabilities and shareholders’ equity	$45,214	$45,361

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Nine Months Ended September 30,
	2008	2007
Cash flows from operating activities
Net income	$2,030	$2,173
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel	1,725	1,643
Deferred income taxes and amortization of investment tax credits	111	(33)
Net realized and unrealized mark-to-market transactions	(352)	97
Other non-cash operating activities	895	521
Changes in assets and liabilities:
Accounts receivable	226	(475)
Inventories	(158)	4
Accounts payable, accrued expenses and other current liabilities	(261)	64
Counterparty collateral asset	179	(135)
Counterparty collateral liability	66	(255)
Income taxes	457	209
Restricted cash	14	(19)
Pension and non-pension postretirement benefit contributions	(103)	(66)
Other assets and liabilities	(462)	(215)

Net cash flows provided by operating activities	4,367	3,513

Cash flows from investing activities
Capital expenditures	(2,282)	(1,892)
Proceeds from nuclear decommissioning trust fund sales	14,392	3,733
Investment in nuclear decommissioning trust funds	(14,621)	(3,928)
Proceeds from sale of investments	—	95
Change in restricted cash	28	3
Other investing activities	6	(76)

Net cash flows used in investing activities	(2,477)	(2,065)

Cash flows from financing activities
Issuance of long-term debt	1,969	1,586
Retirement of long-term debt	(1,397)	(229)
Retirement of long-term debt to financing affiliates	(862)	(840)
Change in short-term debt	(431)	180
Dividends paid on common stock	(989)	(889)
Proceeds from employee stock plans	122	182
Purchase of treasury stock	(436)	(1,208)
Purchase of forward contract in relation to certain treasury stock	(64)	(79)
Other financing activities	69	65

Net cash flows used in financing activities	(2,019)	(1,232)

Increase (decrease) in cash and cash equivalents	(129)	216
Cash and cash equivalents at beginning of period	311	224

Cash and cash equivalents at end of period	$182	$440

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended September 30, 2008				Three Months Ended September 30, 2007
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$5,228	$43	(b)	$5,271	$5,032	$125	(b),(c)	$5,157

Operating expenses
Purchased power	1,327	305	(c)	1,632	1,568	(28	)(c)	1,540
Fuel	718	(198	)(c)	520	503	32	(c)	535
Operating and maintenance	1,121	26	(b),(d)	1,147	994	(10	)(d),(f)	984
Depreciation and amortization	431	—		431	408	—		408
Taxes other than income	218	—		218	208	—		208

Total operating expenses	3,815	133		3,948	3,681	(6)		3,675

Operating income	1,413	(90)		1,323	1,351	131		1,482

Other income and deductions
Interest expense, net	(203)	—		(203)	(211)	1	(f)	(210)
Equity in losses of unconsolidated affiliates and investments	(6)	—		(6)	(20)	17	(f)	(3)
Other, net	(158)	170	(e)	12	118	(74	)(f)	44

Total other income and deductions	(367)	170		(197)	(113)	(56)		(169)

Income from continuing operations before income taxes	1,046	80		1,126	1,238	75		1,313

Income taxes	346	74	(b),(c),(d),(e)	420	459	33	(b),(c),(d)	492

Income from continuing operations	700	6		706	779	42		821

Loss from discontinued operations	—	—		—	1	1	(g)	2

Net income	$700	$6		$706	$780	$43		$823

Earnings per average common share
Basic:
Income from continuing operations	$1.06	$0.01		$1.07	$1.16	$0.06		$1.22
Loss from discontinued operations	—	—		—	—	—		—

Net income	$1.06	$0.01		$1.07	$1.16	$0.06		$1.22

Diluted:
Income from continuing operations	$1.06	$0.01		$1.07	$1.15	$0.06		$1.21
Loss from discontinued operations	—	—		—	—	—		—

Net income	$1.06	$0.01		$1.07	$1.15	$0.06		$1.21

Average common shares outstanding
Basic	658			658	673			673
Diluted	662			662	678			678

Effect of adjustments on earnings (loss) per average diluted common share recorded in accordance with GAAP:
2007 Illinois electric rate settlement (b)		$0.04				$0.12
Mark-to-market impact of economic hedging activities (c)		(0.10)				—
Decommissioning obligation reduction (d)		(0.02)				(0.03)
Unrealized gains and losses on nuclear decommissioning trust funds (e)		0.09				—
Investments in synthetic fuel-producing facilities (f)		—				(0.03)
Settlement of a tax matter at Generation related to Sithe (g)		—				—

Total adjustments		$0.01				$0.06

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(d)	Adjustment to exclude the decrease in Generation’s decommissioning obligation liability primarily related to the AmerGen Energy Company, LLC (AmerGen) nuclear plants.
(e)	Adjustment to exclude the unrealized gains and losses associated with Generation’s nuclear decommissioning trust (NDT) fund investments and the associated contractual accounting relating to income taxes.
(f)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market losses associated with the related derivatives.
(g)	Adjustment to exclude the settlement of separate tax matters at Generation related to Sithe Energies, Inc. (Sithe) in 2007 and 2008.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Nine Months Ended September 30, 2008				Nine Months Ended September 30, 2007
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$14,366	$189	(b)	$14,555	$14,362	$144	(b),(c)	$14,506

Operating expenses
Purchased power	3,565	210	(c)	3,775	3,931	(173	)(c)	3,758
Fuel	1,608	88	(c)	1,696	1,795	40	(c)	1,835
Operating and maintenance	3,400	22	(b),(d)	3,422	3,114	(85	)(b),(d),(g)	3,029
Depreciation and amortization	1,230	—		1,230	1,146	—		1,146
Taxes other than income	597	—		597	603	—		603

Total operating expenses	10,400	320		10,720	10,589	(218)		10,371

Operating income	3,966	(131)		3,835	3,773	362		4,135

Other income and deductions
Interest expense, net	(638)	—		(638)	(638)	3	(g)	(635)
Equity in losses of unconsolidated affiliates and investments	(19)	—		(19)	(89)	80	(g)	(9)
Other, net	(256)	335	(e)	79	224	(120	)(g),(h)	104

Total other income and deductions	(913)	335		(578)	(503)	(37)		(540)

Income from continuing operations before income taxes	3,053	204		3,257	3,270	325		3,595

Income taxes	1,022	163	(b),(c),(d),(e)	1,185	1,107	247	(b),(c),(d),(g),(h)	1,354

Income from continuing operations	2,031	41		2,072	2,163	78		2,241

Income (loss) from discontinued operations	(1)	1	(f)	—	10	(5	)(f)	5

Net income	$2,030	$42		$2,072	$2,173	$73		$2,246

Earnings per average common share
Basic:
Income from continuing operations	$3.09	$0.07		$3.16	$3.21	$0.12		$3.33
Income (loss) from discontinued operations	—	—		—	0.02	(0.01)		0.01

Net income	$3.09	$0.07		$3.16	$3.23	$0.11		$3.34

Diluted:
Income from continuing operations	$3.06	$0.07		$3.13	$3.18	$0.12		$3.30
Income (loss) from discontinued operations	—	—		—	0.02	(0.01)		0.01

Net income	$3.06	$0.07		$3.13	$3.20	$0.11		$3.31

Average common shares outstanding
Basic	658			658	673			673
Diluted	663			663	679			679

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
2007 Illinois electric rate settlement (b)		$0.18				$0.14
Mark-to-market impact of economic hedging activities (c)		(0.27)				0.12
Nuclear decommissioning obligation reduction (d)		(0.02)				(0.03)
Unrealized gains and losses on nuclear decommissioning trust funds (e)		0.18				—
Settlement of a tax matter at Generation related to Sithe (f)		—				(0.01)
Investments in synthetic fuel-producing facilities (g)		—				(0.10)
Sale of Generation’s investments in TEG and TEP (h)		—				(0.01)

Total adjustments		$0.07				$0.11

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(d)	Adjustment to exclude the decrease in Generation’s decommissioning obligation liability primarily related to the AmerGen nuclear plants.
(e)	Adjustment to exclude the unrealized gains and losses associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(f)	Adjustment to exclude the settlement of a separate tax matter at Generation related to Sithe in 2006 and 2007.
(g)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.
(h)	Adjustment to exclude the gain related to the sale of Generation’s ownership interest in Termoeléctrica del Golfo (TEG) and Termoeléctrica Peñoles (TEP).

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings

to GAAP Earnings By Business Segment (in millions)

Three Months Ended September 30, 2008 and 2007

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	Other	Exelon
2007 GAAP Earnings (Loss)	$1.15	$548	$65	$168	$(1)	$780

2007 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	0.12	77	3	—	—	80
Mark-to-Market Impact of Economic Hedging Activities	—	—	(1)	—	(2)	(3)
Investments in Synthetic Fuel-Producing Facilities (1)	(0.03)	—	—	—	(17)	(17)
Settlement of a Tax Matter at Generation Related to Sithe	—	1	—	—	—	1
Decommissioning Obligation Reduction (2)	(0.03)	(18)	—	—	—	(18)

2007 Adjusted (non-GAAP) Operating Earnings (Loss)	1.21	608	67	168	(20)	823

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market (3)	0.07	46	—	—	—	46
ComEd and PECO Energy Margins:
Weather	(0.05)	—	(17)	(14)	—	(31)
Other Energy Delivery (4)	0.01	—	19	(15)	—	4
Bad Debt (5)	(0.08)	(14)	(12)	(25)	—	(51)
Labor and Contracting (6)	(0.04)	(24)	(5)	1	—	(28)
Nuclear Plant Development Costs (7)	(0.01)	(4)	—	—	—	(4)
Discrete Items Resulting From the Distribution Rate Case (8)	(0.02)	—	(15)	—	—	(15)
Other Operating and Maintenance Expense (9)	(0.01)	(4)	—	(4)	—	(8)
Depreciation and Amortization (10)	(0.02)	5	(5)	(15)	—	(15)
Reduction of a Liability Related to Property Taxes (11)	(0.03)	—	—	(23)	—	(23)
Income Taxes (12)	0.02	9	1	10	(6)	14
Other (13)	(0.01)	(13)	1	7	(1)	(6)
Share Differential (14)	0.03	—	—	—	—	—

2008 Adjusted (non-GAAP) Operating Earnings (Loss)	1.07	609	34	90	(27)	706

2008 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.10	96	—	—	(31)	65
2007 Illinois Electric Rate Settlement	(0.04)	(25)	(1)	—	—	(26)
Unrealized Gains and Losses Related to NDT Fund Investments	(0.09)	(60)	—	—	—	(60)
Decommissioning Obligation Reduction (2)	0.02	15	—	—	—	15

2008 GAAP Earnings (Loss)	$1.06	$635	$33	$90	$(58)	$700

(1)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.
(2)	Reflects a decrease in Generation’s decommissioning obligation liability primarily related to the AmerGen nuclear plants.
(3)	Primarily reflects higher realized prices on market sales and higher nuclear output, partially offset by increased nuclear fuel costs.
(4)	Primarily reflects in 2008 the impact of increased transmission and distribution revenue at ComEd resulting from the 2007 transmission and distribution rate cases, partially offset by a reduction in PECO’s distribution rates made to refund the 2007 Pennsylvania Public Utility Realty Tax Act (PURTA) tax settlement to customers (completely offset by lower taxes other than income as noted in number 13 below).
(5)	For PECO and ComEd, reflects actual and expected future increases in customer account charge-offs pursuant to increased customer terminations and, in part, current overall negative economic conditions. For Generation, reflects reserve for counterparty exposure to Lehman Brothers Holdings, Inc.
(6)	Primarily reflects labor-related inflation across the operating companies.
(7)	Reflects the costs associated with the possible construction of a new nuclear plant in Texas.
(8)	Reflects discrete disallowances, net of allowed regulatory assets, mandated by the September 2008 ICC order in ComEd’s 2007 delivery service rate case.
(9)	Primarily reflects increased nuclear refueling and operating maintenance and inspection costs at Generation and increased storm costs at PECO, partially offset by reduced stock-based compensation costs across the operating companies.
(10)	Primarily reflects increased amortization at PECO due to increased scheduled competitive transition charge (CTC) amortization.
(11)	Reflects the 2007 reduction of a liability associated with PECO’s property taxes under the PURTA settlement.
(12)	Primarily reflects higher marginal tax rates applicable to realized losses in the qualified nuclear decommissioning trusts and a decrease in PECO’s pre-tax income at marginal rates higher than effective rates.
(13)	Primarily reflects lower realized income on nuclear decommissioning trust funds at Generation, partially offset by decreased taxes other than income at PECO (completely offset by lower revenues as noted in number 4 above).
(14)	Reflects the impact on earnings per share due to a decrease in Exelon’s diluted common shares outstanding.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings

to GAAP Earnings By Business Segment (in millions)

Nine Months Ended September 30, 2008 and 2007

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	Other	Exelon
2007 GAAP Earnings (Loss)	$3.20	$1,686	$98	$392	$(3)	$2,173

2007 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	0.14	77	19	—	—	96
Mark-to-Market Impact of Economic Hedging Activities	0.12	83	(1)	—	(2)	80
Investments in Synthetic Fuel-Producing Facilities (1)	(0.10)	—	—	—	(69)	(69)
Gain from Sale of Generation’s investments in TEG and TEP	(0.01)	(11)	—	—	—	(11)
Decommissioning Obligation Reduction (2)	(0.03)	(18)	—	—	—	(18)
Settlement of a Tax Matter at Generation Related to Sithe	(0.01)	(5)	—	—	—	(5)

2007 Adjusted (non-GAAP) Operating Earnings (Loss)	3.31	1,812	116	392	(74)	2,246

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market (3)	0.17	116	—	—	—	116
ComEd and PECO Energy Margins:
Weather	(0.08)	—	(23)	(33)	—	(56)
Other Energy Delivery (4)	0.10	—	77	(10)	—	67
PJM Settlement (5)	(0.04)	(20)	—	(7)	—	(27)
Bad Debt (6)	(0.14)	(14)	(10)	(67)	—	(91)
Labor and Contracting (7)	(0.10)	(42)	(18)	(8)	—	(68)
Nuclear Plant Development Costs (8)	(0.02)	(16)	—	—	—	(16)
Planned Nuclear Refueling Outages (9)	(0.06)	(39)	—	—	—	(39)
Discrete Items Resulting From the Distribution Rate Case (10)	(0.02)	—	(15)	—	—	(15)
Other Operating and Maintenance Expense (11)	(0.05)	(21)	(4)	(3)	(3)	(31)
Depreciation and Amortization (12)	(0.09)	(4)	(9)	(44)	—	(57)
Realized NDT Losses Related to a Tax Planning Strategy	(0.03)	(18)	—	—	—	(18)
Tax Method Change - Overhead Costs (13)	0.01	(6)	9	4	—	7
Income Taxes (14)	0.10	26	(6)	24	19	63
Reduction of a Liability Related to Property Taxes (15)	(0.03)	—	—	(23)	—	(23)
Other (16)	0.02	(12)	(2)	21	7	14
Share Differential (17)	0.08	—	—	—	—	—

2008 Adjusted (non-GAAP) Operating Earnings (Loss)	3.13	1,762	115	246	(51)	2,072

2008 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.27	180	—	—	—	180
Decommissioning Obligation Reduction (2)	0.02	15	—	—	—	15
Settlement of a Tax Matter at Generation Related to Sithe	—	(1)	—	—	—	(1)
2007 Illinois Electric Rate Settlement	(0.18)	(115)	(5)	—	—	(120)
Unrealized Gains and Losses Related to NDT Fund Investments	(0.18)	(116)	—	—	—	(116)

2008 GAAP Earnings	$3.06	$1,725	$110	$246	$(51)	$2,030

(1)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.
(2)	Reflects a decrease in Generation’s decommissioning obligation liability primarily related to the AmerGen nuclear plants.
(3)	Primarily reflects higher realized prices on market sales, increased revenue from certain long options in Generation’s proprietary trading portfolio, and gains related to the settlement of uranium supply agreements, partially offset by increased nuclear fuel costs and lower nuclear output due to more planned and unplanned refueling outage days in 2008.
(4)	Primarily reflects in 2008 the impact of increased transmission and distribution revenue at ComEd resulting from the 2007 transmission and distribution rate cases, partially offset by a reduction in PECO’s distribution rates made to refund the PURTA tax settlement to customers (completely offset by lower taxes other than income as noted in number 16 below).
(5)	Reflects the favorable 2007 PJM Interconnection, LLC billing settlement with PPL Electric approved by the Federal Energy Regulatory Commission.
(6)	For PECO and ComEd, reflects actual and expected future increases in customer account charge-offs pursuant to increased customer terminations and, in part, current overall negative economic conditions. For Generation, reflects reserve for counterparty exposure to Lehman Brothers Holdings, Inc.
(7)	Primarily reflects labor-related inflation across the operating companies.
(8)	Reflects the costs associated with the possible construction of a new nuclear plant in Texas.
(9)	Reflects increased operating and maintenance expense related to planned nuclear refueling outage costs, excluding Salem.
(10)	Reflects discrete disallowances, net of allowed regulatory assets, mandated by the September 2008 ICC order in ComEd’s 2007 delivery service rate case.
(11)	Primarily reflects increased operating maintenance and inspection costs at Generation and increased 2008 storm costs in the PECO service territory, partially offset by reduced stock-based compensation costs across the operating companies.
(12)	Primarily reflects increased amortization at PECO due to increased scheduled CTC amortization and increased depreciation at Generation and ComEd due to increased capital expenditures.
(13)	Reflects a favorable income tax benefit associated with Exelon’s method of capitalizing overhead costs.
(14)	Primarily reflects favorable state income tax settlements, higher marginal tax rates applicable to realized losses in the qualified nuclear decommissioning trusts and a decrease in PECO’s pre-tax income at marginal rates higher than effective rates.
(15)	Reflects the 2007 reduction of a liability associated with PECO’s property taxes under the PURTA settlement.
(16)	For Generation, primarily reflects increased taxes other than income (property and payroll taxes) and increased interest expense, partially offset by income related to the termination of a gas supply guarantee. For ComEd, primarily reflects increased interest expense, partially offset by decreased taxes other than income. For PECO, primarily reflects decreased taxes other than income (completely offset by lower revenues as noted in number 4 above) and decreased interest expense.
(17)	Reflects the impact on earnings per share due to a decrease in Exelon’s diluted common shares outstanding.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Generation

	Three Months Ended September 30, 2008				Three Months Ended September 30, 2007
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$3,073	$41	(b)	$3,114	$2,837	$122	(b)	$2,959

Operating expenses
Purchased power	528	356	(c)	884	808	(32	)(c)	776
Fuel	669	(198	)(c)	471	467	32	(c)	499
Operating and maintenance	625	25	(d)	650	544	29	(d)	573
Depreciation and amortization	58	—		58	66	—		66
Taxes other than income	53	—		53	47	—		47

Total operating expenses	1,933	183		2,116	1,932	29		1,961

Operating income	1,140	(142)		998	905	93		998

Other income and deductions
Interest expense, net	(34)	—		(34)	(35)	—		(35)
Other, net	(164)	170	(e)	6	15	—		15

Total other income and deductions	(198)	170		(28)	(20)	—		(20)

Income before income taxes	942	28		970	885	93		978

Income taxes	307	54	(b),(c),(d),(e)	361	336	34	(b),(c),(d)	370

Income from continuing operations	635	(26)		609	549	59		608

Income (loss) from discontinued operations	—	—		—	(1)	1	(f)	—

Net income	$635	$(26)		$609	$548	$60		$608

	Nine Months Ended September 30, 2008				Nine Months Ended September 30, 2007
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$8,311	$184	(b)	$8,495	$8,181	$122	(b)	$8,303

Operating expenses
Purchased power	1,704	210	(c)	1,914	1,939	(177	)(c)	1,762
Fuel	1,211	88	(c)	1,299	1,374	40	(c)	1,414
Operating and maintenance	2,023	25	(d)	2,048	1,801	29	(d)	1,830
Depreciation and amortization	202	—		202	199	—		199
Taxes other than income	153	—		153	135	—		135

Total operating expenses	5,293	323		5,616	5,448	(108)		5,340

Operating income	3,018	(139)		2,879	2,733	230		2,963

Other income and deductions
Interest expense, net	(108)	—		(108)	(100)	—		(100)
Equity in earnings (losses) of investments	(1)	—		(1)	2	—		2
Other, net	(292)	335	(e)	43	68	(18	) (f)	50

Total other income and deductions	(401)	335		(66)	(30)	(18)		(48)

Income before income taxes	2,617	196		2,813	2,703	212		2,915

Income taxes	891	160	(b),(c),(d),(e)	1,051	1,021	81	(b),(c),(d),(f)	1,102

Income from continuing operations	1,726	36		1,762	1,682	131		1,813

Income (loss) from discontinued operations	(1)	1	(e)	—	4	(5	)(e)	(1)

Net income	$1,725	$37		$1,762	$1,686	$126		$1,812

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(c)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.
(d)	Adjustment to exclude the decrease in Generation’s decommissioning obligation primarily related to the AmerGen nuclear plants.
(e)	Adjustment to exclude the unrealized gains and losses associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(f)	Adjustment to exclude the settlement of tax matters at Generation related to Sithe.
(g)	Adjustment to exclude the gain related to the first quarter 2007 sale of Generation’s ownership interest in TEG and TEP.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd

	Three Months Ended September 30, 2008				Three Months Ended September 30, 2007
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$1,729	$2	(b)	$1,731	$1,758	$3	(b),(c)	$1,761

Operating expenses
Purchased power	1,068	—		1,068	1,100	—		1,100
Operating and maintenance	317	—		317	268	—		268
Depreciation and amortization	119	—		119	110	—		110
Taxes other than income	87	—		87	87	—		87

Total operating expenses	1,591	—		1,591	1,565	—		1,565

Operating income	138	2		140	193	3		196

Other income and deductions
Interest expense, net	(87)	—		(87)	(90)	—		(90)
Equity in losses of unconsolidated affiliates	(2)	—		(2)	(2)	—		(2)
Other, net	3	—		3	4	—		4

Total other income and deductions	(86)	—		(86)	(88)	—		(88)

Income before income taxes	52	2		54	105	3		108

Income taxes	19	1	(b)	20	40	1	(b),(c)	41

Net income	$33	$1		$34	$65	$2		$67

	Nine Months Ended September 30, 2008				Nine Months Ended September 30, 2007
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,594	$5	(b)	$4,599	$4,668	$22	(b),(c)	$4,690

Operating expenses
Purchased power	2,729	—		2,729	2,906	—		2,906
Operating and maintenance	845	(4	)(b)	841	778	(8	)(b)	770
Depreciation and amortization	343	—		343	327	—		327
Taxes other than income	227	—		227	243	—		243

Total operating expenses	4,144	(4)		4,140	4,254	(8)		4,246

Operating income	450	9		459	414	30		444

Other income and deductions
Interest expense, net	(279)	—		(279)	(259)	—		(259)
Equity in losses of unconsolidated affiliates	(7)	—		(7)	(6)	—		(6)
Other, net	12	—		12	10	—		10

Total other income and deductions	(274)	—		(274)	(255)	—		(255)

Income before income taxes	176	9		185	159	30		189

Income taxes	66	4	(b)	70	61	12	(b)	73

Net income	$110	$5		$115	$98	$18		$116

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(c)	Adjustment to exclude the mark-to-market impact of ComEd’s economic hedging activities.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO

	Three Months Ended September 30, 2008			Three Months Ended September 30, 2007
	GAAP (a)	Adjustments	Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$1,441	$—	$1,441	$1,459	$—	$1,459

Operating expenses
Purchased power	693	—	693	683	—	683
Fuel	50	—	50	37	—	37
Operating and maintenance	192	—	192	152	—	152
Depreciation and amortization	243	—	243	221	—	221
Taxes other than income	73	—	73	70	—	70

Total operating expenses	1,251	—	1,251	1,163	—	1,163

Operating income	190	—	190	296	—	296

Other income and deductions
Interest expense, net	(55)	—	(55)	(61)	—	(61)
Equity in losses of unconsolidated affiliates	(4)	—	(4)	(1)	—	(1)
Other, net	2	—	2	25	—	25

Total other income and deductions	(57)	—	(57)	(37)	—	(37)

Income before income taxes	133	—	133	259	—	259

Income taxes	43	—	43	91	—	91

Net income	$90	$—	$90	$168	$—	$168

	Nine Months Ended September 30, 2008			Nine Months Ended September 30, 2007
	GAAP (a)	Adjustments	Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$4,195	$—	$4,195	$4,228	$—	$4,228

Operating expenses
Purchased power	1,859	—	1,859	1,796	—	1,796
Fuel	397	—	397	422		422
Operating and maintenance	557	—	557	446	—	446
Depreciation and amortization	653	—	653	591	—	591
Taxes other than income	203	—	203	212	—	212

Total operating expenses	3,669	—	3,669	3,467	—	3,467

Operating income	526	—	526	761	—	761

Other income and deductions
Interest expense, net	(171)	—	(171)	(188)	—	(188)
Equity in losses of unconsolidated affiliates	(11)	—	(11)	(5)	—	(5)
Other, net	13	—	13	36	—	36

Total other income and deductions	(169)	—	(169)	(157)	—	(157)

Income before income taxes	357	—	357	604	—	604

Income taxes	111	—	111	212	—	212

Net income	$246	$—	$246	$392	$—	$392

(a)	Results reported in accordance with GAAP.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other

	Three Months Ended September 30, 2008				Three Months Ended September 30, 2007
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(1,015)	$—		$(1,015)	$(1,022)	$—		$(1,022)

Operating expenses
Purchased power	(962)	(51	)(b)	(1,013)	(1,023)	4	(b)	(1,019)
Fuel	(1)	—		(1)	(1)	—		(1)
Operating and maintenance	(13)	—		(13)	30	(39	)(c)	(9)
Depreciation and amortization	11	—		11	11	—		11
Taxes other than income	5	—		5	4	—		4

Total operating expenses	(960)	(51)		(1,011)	(979)	(35)		(1,014)

Operating income (loss)	(55)	51		(4)	(43)	35		(8)

Other income and deductions
Interest expense, net	(27)	—		(27)	(25)	1	(c)	(24)
Equity in losses of unconsolidated affiliates and investments	—	—		—	(17)	17	(c)	—
Other, net	1	—		1	74	(74	)(c)	—

Total other income and deductions	(26)	—		(26)	32	(56)		(24)

Loss from continuing operations before income taxes	(81)	51		(30)	(11)	(21)		(32)

Income taxes	(23)	20	(b)	(3)	(8)	(2	)(b),(c)	(10)

Income (loss) from continuing operations	(58)	31		(27)	(3)	(19)		(22)

Loss from discontinued operations	—	—		—	2	—		2

Net income (loss)	$(58)	$31		$(27)	$(1)	$(19)		$(20)

	Nine Months Ended September 30, 2008				Nine Months Ended September 30, 2007
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(2,734)	$—		$(2,734)	$(2,715)	$—		$(2,715)

Operating expenses
Purchased power	(2,727)	—		(2,727)	(2,710)	4	(b)	(2,706)
Fuel	—	—		—	(1)	—		(1)
Operating and maintenance	(25)	—		(25)	89	(106	)(c)	(17)
Depreciation and amortization	32	—		32	29	—		29
Taxes other than income	14	—		14	13	—		13

Total operating expenses	(2,706)	—		(2,706)	(2,580)	(102)		(2,682)

Operating income (loss)	(28)	—		(28)	(135)	102		(33)

Other income and deductions
Interest expense, net	(80)	—		(80)	(91)	3	(c)	(88)
Equity in losses of unconsolidated affiliates and investments	—	—		—	(80)	80	(c)	—
Other, net	11	—		11	110	(102	)(c)	8

Total other income and deductions	(69)	—		(69)	(61)	(19)		(80)

Loss from continuing operations before income taxes	(97)	—		(97)	(196)	83		(113)

Income taxes	(46)	—		(46)	(187)	154	(b),(c)	(33)

Income (loss) from continuing operations	(51)	—		(51)	(9)	(71)		(80)

Income from discontinued operations	—	—		—	6	—		6

Net income (loss)	$(51)	$—		$(51)	$(3)	$(71)		$(74)

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities associated with Generation’s and ComEd’s financial swap contract.
(c)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007
Supply (in GWhs)
Nuclear	36,451	35,069	32,935	34,296	36,356
Purchased Power - Generation	8,761	5,575	5,827	9,068	11,689
Fossil and Hydro	2,685	2,910	2,812	2,350	3,067

Power Team Supply	47,897	43,554	41,574	45,714	51,112

	Three Months Ended
	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007
Electric Sales (in GWhs)
ComEd	6,629	5,218	6,092	5,362	6,628
PECO	11,333	9,761	10,112	9,957	11,374
Market and Retail	29,935	28,575	25,370	30,395	33,110

Total Electric Sales (a) (b)	47,897	43,554	41,574	45,714	51,112

Average Margin ($/MWh)
Average Realized Revenue
ComEd (c)	$64.41	$63.82	$63.20	$63.22	$64.57
PECO	53.03	52.04	48.75	49.31	51.96
Market and Retail (c)	65.98	61.91	57.19	54.81	56.00
Total Electric Sales	62.70	59.93	56.02	54.60	56.21
Average Purchased Power and Fuel Cost (d) (e)	$26.16	$19.40	$17.25	$18.90	$23.61
Average Margin (e)	$36.54	$40.53	$38.77	$35.70	$32.60

Around-the-clock Market Prices ($/MWh) (f)
PJM West Hub	$77.37	$75.65	$68.53	$58.68	$63.34
NiHub	53.28	51.39	53.35	45.92	47.02

(a)	Excludes retail gas sales, trading portfolio and other operating revenue.
(b)	Total sales do not include trading volume of 3,092 GWhs, 1,784 GWhs, 1,862 GWhs, 4,780 GWhs and 5,667 GWhs for the three months ended September 30, 2008, June 30, 2008, March 31, 2008, December 31, 2007 and September 30, 2007, respectively.
(c)	$15 million of pre-tax reduction in revenue during the three months ended September 30, 2008, resulting from the settlement of the ComEd swap starting in June 2008 has been excluded from ComEd and included in Market and Retail sales.
(d)	Excludes the net impact of the $119 million pre-tax loss associated with Generation’s tolling agreement with Georgia Power related to the contract with Tenaska and costs associated with the termination of the State Line PPA during the three months ended December 31, 2007.
(e)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(f)	Represents the average for the quarter.

EXELON CORPORATION

Exelon Generation Statistics

Nine Months Ended September 30, 2008 and 2007

	September 30, 2008	September 30, 2007
Supply (in GWhs)
Nuclear	104,454	106,063
Purchased Power - Generation	20,164	28,951
Fossil and Hydro	8,407	8,920

Power Team Supply	133,025	143,934

	September 30, 2008	September 30, 2007
Electric Sales (in GWhs)
ComEd	17,939	17,700
PECO	31,206	31,385
Market and Retail	83,880	94,849

Total Electric Sales (a) (b)	133,025	143,934

Average Margin ($/MWh)
Average Realized Revenue
ComEd (c)	$63.83	$64.29
PECO	51.34	49.96
Market and Retail (c)	61.93	54.52
Total Electric Sales	59.70	54.73
Average Purchased Power and Fuel Cost (d)	$21.16	$19.75
Average Margin (d)	$38.54	$34.98

Around-the-clock Market Prices ($/MWh) (e)
PJM West Hub	$73.86	$60.26
NiHub	52.68	45.40

(a)	Excludes retail gas sales, trading portfolio and other operating revenue.
(b)	Total sales do not include trading volume of 6,738 GWhs and 15,543 GWhs for the nine months ended September 30, 2008 and 2007, respectively.
(c)	$22 million of pre-tax reduction in revenue resulting from the settlement of the ComEd swap starting in June 2008 has been excluded from ComEd and included in Market and Retail sales.
(d)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(e)	Represents the average for the year.

EXELON CORPORATION

ComEd Statistics

Three Months Ended September 30, 2008 and 2007

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2008		2007	% Change	2008		2007	% Change
Full Service (a)
Residential	8,114		8,997	(9.8%)	$950		$987	(3.7%)
Small Commercial & Industrial	4,047		4,330	(6.5%)	428		438	(2.3%)
Large Commercial & Industrial	319		351	(9.1%)	31		29	6.9%
Public Authorities	168		167	0.6%	14		15	(6.7%)

Total Full Service	12,648		13,845	(8.6%)	1,423		1,469	(3.1%)

Delivery Only (b)
Residential	(c	)	n.m.		(c	)	n.m.
Small Commercial & Industrial	4,932		4,927	0.1%	75		74	1.4%
Large Commercial & Industrial	7,379		7,307	1.0%	78		75	4.0%
Public Authorities & Electric Railroads	137		126	8.7%	2		1	100.0%

Total Delivery Only	12,448		12,360	0.7%	155		150	3.3%

Total Retail	25,096		26,205	(4.2%)	1,578		1,619	(2.5%)

Other Revenue (d)					151		139	8.6%

Total Revenues					$1,729		$1,758	(1.6%)

Purchased Power					$1,068		$1,100	(2.9%)

Heating and Cooling Degree-Days	2008		2007	Normal
Heating Degree-Days	53		57	110
Cooling Degree-Days	626		746	624

Nine Months Ended September 30, 2008 and 2007

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2008		2007	% Change	2008		2007	% Change
Full Service (a)
Residential	21,521		22,445	(4.1%)	$2,444		$2,409	1.5%
Small Commercial & Industrial	11,392		12,774	(10.8%)	1,169		1,254	(6.8%)
Large Commercial & Industrial	803		1,630	(50.7%)	73		128	(43.0%)
Public Authorities	481		563	(14.6%)	40		49	(18.4%)

Total Full Service	34,197		37,412	(8.6%)	3,726		3,840	(3.0%)

Delivery Only (b)
Residential	(c	)	n.m.		(c	)	n.m.
Small Commercial & Industrial	14,029		12,813	9.5%	211		193	9.3%
Large Commercial & Industrial	21,133		20,514	3.0%	215		209	2.9%
Public Authorities & Electric Railroads	423		394	7.4%	5		4	25.0%

Total Delivery Only	35,585		33,721	5.5%	431		406	6.2%

Total Retail	69,782		71,133	(1.9%)	4,157		4,246	(2.1%)

Other Revenue (d)					437		422	3.6%

Total Revenues					$4,594		$4,668	(1.6%)

Purchased Power					$2,729		$2,906	(6.1%)

Heating and Cooling Degree-Days	2008		2007	Normal
Heating Degree-Days	4,225		3,882	4,084
Cooling Degree-Days	818		1,055	848

(a)	Full service reflects deliveries to customers taking electric service under tariff rates which include the cost of electricity and the cost of the transmission and distribution of the electricity.
(b)	Delivery only service reflects customers electing to receive electricity from a competitive electric generation supplier. Revenue from customers choosing a competitive electric generation supplier includes a distribution charge.
(c)	All ComEd customers have the choice to purchase electricity from a competitive electric supplier. This choice does not impact the volume of deliveries, but affects revenue collected from customers related to supplied electricity and generation service. As of September 30, 2008, six competitive electric suppliers had been granted approval to serve residential customers in the ComEd service territory, however there are a minimal number of residential customers being served by alternative suppliers with total activity of less than 1 GWh and $1 million.
(d)	Other revenue includes transmission revenue from PJM, sales to municipalities, other wholesale energy sales and economic hedge derivative contracts.
n.m.-	Not meaningful

EXELON CORPORATION

PECO Statistics

Three Months Ended September 30, 2008 and 2007

	Electric and Gas Deliveries			Revenue (in millions)
	2008	2007	% Change	2008	2007	% Change
Electric (in GWhs)
Full Service (a)
Residential	3,802	3,889	(2.2%)	$591	$611	(3.3%)
Small Commercial & Industrial	2,258	2,255	0.1%	293	299	(2.0%)
Large Commercial & Industrial	4,445	4,484	(0.9%)	376	373	0.8%
Public Authorities & Electric Railroads	221	249	(11.2%)	22	23	(4.3%)

Total Full Service	10,726	10,877	(1.4%)	1,282	1,306	(1.8%)

Delivery Only (b)
Residential	9	12	(25.0%)	1	1	0.0%
Small Commercial & Industrial	131	158	(17.1%)	7	9	(22.2%)
Large Commercial & Industrial	1	3	(66.7%)	—	—	0.0%

Total Delivery Only	141	173	(18.5%)	8	10	(20.0%)

Total Electric Retail	10,867	11,050	(1.7%)	1,290	1,316	(2.0%)

Other Revenue (c)				76	76	0.0%

Total Electric Revenue				1,366	1,392	(1.9%)

Gas (in mmcfs)
Retail Sales	3,794	3,845	(1.3%)	70	60	16.7%
Transportation and Other	6,455	7,393	(12.7%)	5	7	(28.6%)

Total Gas	10,249	11,238	(8.8%)	75	67	11.9%

Total Electric and Gas Revenues				$1,441	$1,459	(1.2%)

Purchased Power				$693	$683	1.5%
Fuel				50	37	35.1%

Total Purchased Power and Fuel				$743	$720	3.2%

Heating and Cooling Degree-Days	2008	2007	Normal
Heating Degree-Days	12	19	36
Cooling Degree-Days	942	1,005	939

Nine Months Ended September 30, 2008 and 2007

	Electric and Gas Deliveries			Revenue (in millions)
	2008	2007	% Change	2008	2007	% Change
Electric (in GWhs)
Full Service (a)
Residential	10,151	10,267	(1.1%)	$1,485	$1,505	(1.3%)
Small Commercial & Industrial	6,257	6,319	(1.0%)	793	803	(1.2%)
Large Commercial & Industrial	12,520	12,445	0.6%	1,074	1,043	3.0%
Public Authorities & Electric Railroads	681	683	(0.3%)	66	66	0.0%

Total Full Service	29,609	29,714	(0.4%)	3,418	3,417	0.0%

Delivery Only (b)
Residential	24	33	(27.3%)	2	2	0.0%
Small Commercial & Industrial	370	446	(17.0%)	20	24	(16.7%)
Large Commercial & Industrial	3	10	(70.0%)	—	—	0.0%

Total Delivery Only	397	489	(18.8%)	22	26	(15.4%)

Total Electric Retail	30,006	30,203	(0.7%)	3,440	3,443	(0.1%)

Other Revenue (c)				212	208	1.9%

Total Electric Revenue				3,652	3,651	0.0%

Gas (in mmcfs)

Retail Sales	36,979	41,130	(10.1%)	522	543	(3.9%)

Transportation and Other	20,806	20,370	2.1%	21	34	(38.2%)

Total Gas	57,785	61,500	(6.0%)	543	577	(5.9%)

Total Electric and Gas Revenues				$4,195	$4,228	(0.8%)

Purchased Power				$1,859	$1,796	3.5%
Fuel				397	422	(5.9%)

Total Purchased Power and Fuel				$2,256	$2,218	1.7%

Heating and Cooling Degree-Days	2008	2007	Normal
Heating Degree-Days	2,744	3,031	3,004
Cooling Degree-Days	1,335	1,403	1,271

(a)	Full service reflects deliveries to customers taking electric service under tariff rates, which include the cost of electricity, the cost of transmission and distribution of the electricity and a CTC.
(b)	Delivery only service reflects customers electing to receive electricity from a competitive electric generation supplier. Revenue from customers choosing a competitive electric generation supplier includes a distribution charge and a CTC.
(c)	Other revenue includes transmission revenue from PJM, wholesale revenue and other revenues.